Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Dean W. Dimke
	Executive Vice President and	Director of Corporate and
	Chief Financial Officer	Investor Communications
	williamlowe@kemet.com	deandimke@kemet.com
	864-963-6484	954-766-2800

KEMET REPORTS FOURTH QUARTER AND FISCAL YEAR 2012 RESULTS

Greenville, South Carolina (May 10, 2012) - KEMET Corporation (“KEMET” or the “Company”) (NYSE: KEM) today reported preliminary results for the fourth fiscal quarter and fiscal year ended March 31, 2012.  Net sales for the twelve months ended March 31, 2012 were $984.8 million which is a 3.3% decrease over the same period last fiscal year.  On a U.S. GAAP basis, for the fiscal year ended March 31, 2012, net income was $6.7 million, or $0.13 per diluted share compared to net income of $63.0 million or $1.22 per diluted share for fiscal year ended March 31, 2011.  Non-GAAP adjusted net income for the fiscal year ended March 31, 2012 was $54.5 million, or $1.04 per diluted share compared to adjusted net income of $114.2 million or $2.22 per diluted share for the fiscal year ended March 31, 2011.  Adjusted EBITDA for the fiscal year ended March 31, 2012 was $128.4 million which was within our forecasted range of $128-$132 million.

On a U.S. GAAP basis, fiscal year 2012 net income includes a $15.8 million impairment charge related to the Tantalum Business Group.  In addition, fiscal year 2012 net income includes $14.3 million of restructuring charges primarily comprised of termination benefits of $6.1 million related to planned facility closures in Italy and charges of $4.5 million to participate in a plan to save labor costs whereby a company may temporarily “lay off” employees while the government continues to pay their wages for a certain period of time.  This restructuring activity is a continuation of the Company’s efforts to restructure its manufacturing operations within Europe, primarily within the Film and Electrolytic segment.  Fiscal year 2012 net income also includes ERP integration costs of $7.7 million, plant start-up costs of $3.6 million and acquisition related fees of $1.5 million.  Fiscal year 2011 net income includes a loss on early extinguishment of debt of $38.2 million, restructuring charges of $7.2 million and ERP integration costs of $1.9 million.

Net sales for the quarter ended March 31, 2012 were $210.7 million which is a 19.4% decrease over the same quarter last fiscal year.  On a U.S. GAAP basis, for the fourth fiscal quarter of fiscal year 2012, net loss was $(11.7) million, or $(0.26) per basic and diluted share compared to net income of $21.1 million or $0.40 per diluted share for the same quarter last year.  Non-GAAP adjusted net loss was $(7.0) million or $(0.16) per basic and diluted share for the fourth quarter of fiscal year 2012 compared to $25.6 million of adjusted net income or $0.49 per diluted share for the same quarter last year.  Adjusted EBITDA for the quarter ended March 31, 2012 was $9.7 million as compared to $44.4 million for the quarter ended March 31, 2011.

On a U.S. GAAP basis, the fourth quarter of fiscal year 2012 includes $2.2 million of plant start-up costs and $0.9 million of restructuring charges primarily comprised of termination benefits of $0.6 million.  This restructuring activity is a continuation of the Company’s efforts to restructure its manufacturing operations within Europe, primarily within the Film and Electrolytic segment.  The fourth quarter of fiscal year 2011 included a $3.0 million inventory adjustment, $2.0 million of restructuring charges primarily associated with the relocation of equipment and $0.6 million of registration related fees.

“We began this quarter knowing again that the distribution channel inventory rebalancing would continue to have impact on our financial results”, said Per Loof, Chief Executive Officer of KEMET.  “However, our book to bill ratio is increasing and we are pleased overall with our position in the marketplace.  Our efforts to secure certain materials in our supply chain have been successful and will reduce our operating costs later this fiscal year.   We are looking forward to beginning our relationship with NEC TOKIN in the coming months and creating greater value for all of our stakeholders,” continued Loof.

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

QUIET PERIOD

Beginning July 1, 2012, we will observe a quiet period during which the information provided in this news release and our annual report on Form 10-K will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following:

(i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate; (ii) adverse economic conditions could cause the write down of long-lived assets or goodwill; (iii) an increase in the cost or a decrease in the availability of our principal raw materials; (iv) changes in the competitive environment; (v) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vi) economic, political, or regulatory changes in the countries in which we operate; (vii) difficulties, delays or unexpected costs in completing the restructuring plan; (viii) equity method investments expose us to a variety of risks; (ix) acquisitions and other strategic transactions expose us to a variety of risks; (x) inability to attract, train and retain effective employees and management; (xi) inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xii) exposure to claims alleging product defects; (xiii) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xiv) subject to international laws relating to trade, export controls and foreign corrupt practices; (xv) volatility of financial and credit markets affecting our access to capital; (xvi) needing to reduce the total costs of our products to remain competitive; (xvii) potential limitation on the use of net operating losses to offset possible future taxable income; (xviii) restrictions in our debt agreements that limit our flexibility in operating our business; and (xix) additional exercise of the warrant by K Equity which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions.

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Quarters Ended		Fiscal Years Ended
	March 31, 2012	March 31, 2011	March 31, 2012	March 31, 2011

Net sales	$210,668	$261,452	$984,833	$1,018,488

Operating costs and expenses:
Cost of sales	183,542	198,958	775,670	752,846
Selling, general and administrative expenses	28,196	27,940	111,564	104,607
Research and development	7,820	6,662	29,440	25,864
Restructuring charges	876	1,974	14,254	7,171
Net (gain) loss on sales and disposals of assets	226	145	318	(1,261)
Write down of long-lived assets	—	—	15,786	—
Total operating costs and expenses	220,660	235,679	947,032	889,227
Operating income (loss)	(9,992)	25,773	37,801	129,261

Other (income) expense:
Interest income	(39)	(85)	(175)	(218)
Interest expense and amortization of debt discount	6,849	7,627	28,567	30,175
Other (income) expense, net	(953)	(3,045)	965	(4,692)
Loss on early extinguishment of debt	—	—	—	38,248
Income (loss) before income taxes	(15,849)	21,276	8,444	65,748
Income tax expense (benefit)	(4,145)	211	1,752	2,704
Net income (loss)	$(11,704)	$21,065	$6,692	$63,044

Net income (loss) per share (basic)	$(0.26)	$0.57	$0.15	$2.11
Net income (loss) per share (diluted)	$(0.26)	$0.40	$0.13	$1.22

Weighted-average shares outstanding:
Basic	44,662	37,127	43,285	29,847
Diluted	44,662	52,293	52,320	51,477

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except per share data)

	March 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$210,521	$152,051
Accounts receivable, net	104,950	150,370
Inventories, net	212,234	206,440
Prepaid and other current assets	32,259	28,097
Deferred income taxes	6,370	5,301
Total current assets	566,334	542,259
Property, plant and equipment, net	315,848	310,412
Goodwill	36,676	—
Intangible assets, net	41,527	20,092
Other assets	15,167	11,546
Total assets	$975,552	$884,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,951	$42,101
Accounts payable	74,404	90,997
Accrued expenses	89,079	88,291
Income taxes payable	2,256	4,265
Total current liabilities	167,690	225,654
Long-term debt	345,380	231,215
Other non-current obligations	101,229	59,727
Deferred income taxes	2,257	7,960
Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000 shares, none issued	—	—
Common stock, par value $0.01, authorized 175,000 and 300,000 shares, issued 46,508 and 39,508 shares at March 31, 2012 and 2011, respectively	465	395
Additional paid-in capital	470,059	479,322
Retained deficit	(81,053)	(87,745)
Accumulated other comprehensive income	12,020	22,555
Treasury stock, at cost (1,839 and 2,370 shares at March 31, 2012 and 2011, respectively)	(42,495)	(54,774)
Total stockholders’ equity	358,996	359,753
Total liabilities and stockholders’ equity	$975,552	$884,309

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Fiscal Years Ended March 31,
	2012	2011	2010
Sources (uses) of cash and cash equivalents
Operating activities:
Net income (loss)	$6,692	$63,044	$(69,447)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	44,124	52,932	52,644
Amortization of debt discount and debt issuance costs	3,599	4,930	13,392
Net (gain) loss on sales and disposals of assets	318	(1,261)	(1,003)
Stock-based compensation expense	3,075	1,783	1,865
Pension and other post-retirement benefits	(2,991)	(2,319)	(2,716)
Deferred income taxes	(4,554)	(3,403)	2,051
Write down of long-lived assets	15,786	—	656
(Gain) loss on early extinguishment of debt	—	38,248	(38,921)
Increase in value of warrant	—	—	81,088
Other, net	702	(2,446)	339
Changes in assets and liabilities:
Accounts receivable	47,298	(15,423)	(18,236)
Other receivables	(3,698)	957	(27)
Inventories	5,375	(48,817)	7,168
Prepaid expenses and other current assets	(2,484)	(6,647)	(5,647)
Accounts payable	(22,052)	9,567	26,605
Accrued income taxes	(1,893)	4,315	421
Other operating liabilities	(8,567)	18,508	4,388
Net cash provided by operating activities	80,730	113,968	54,620

Investing activities:
Capital expenditures	(49,314)	(34,989)	(12,921)
Acquisitions, net of cash received	(42,613)	—	—
Proceeds from sales of assets	74	5,425	1,500
Net cash used in investing activities	(91,853)	(29,564)	(11,421)

Financing activities:
Proceeds from issuance of debt	116,050	227,525	58,949
Payment of long-term debt	(40,581)	(230,413)	(54,525)
Net (payments) borrowings under other credit facilities	(3,154)	(2,479)	475
Debt issuance costs	(2,313)	(7,853)	(4,206)
Proceeds from exercise of stock options	290	89	—
Debt extinguishment costs	—	(207)	(3,605)
Net cash provided by (used in) financing activities	70,292	(13,338)	(2,912)
Net increase in cash and cash equivalents	59,169	71,066	40,287
Effect of foreign currency fluctuations on cash	(699)	1,786	(292)
Cash and cash equivalents at beginning of fiscal year	152,051	79,199	39,204
Cash and cash equivalents at end of fiscal year	$210,521	$152,051	$79,199

Non-U.S. GAAP Financial Measures

In this news release, the Company makes reference to certain Non-U.S. GAAP financial measures, including “Adjusted net income (loss)”, “Adjusted net income (loss) per share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management.

Adjusted Net Income (Loss) and Adjusted Net Income (loss) Per Share

“Adjusted net income (loss)” and “Adjusted net income (loss) per share” represent net income (loss) and net income (loss) per share excluding write down of long-lived assets, restructuring charges related primarily to equipment moves and employee severance, plant start-up costs, amortization related to debt issuance costs and debt discount, net gain/loss on sales and disposals of assets, ERP integration costs, stock-based compensation expense/recovery, net foreign exchange gain/loss, inventory write-downs, registration related fees, acquisition related fees, gain on licensing of patents, loss on early extinguishment of debt, income tax expense related to foreign tax law changes which limit the utilization of net operating losses, and income tax effect on non-GAAP adjustments.  Management believes that these Non-U.S. GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company.  Management uses these Non-U.S. GAAP financial measures to evaluate operating performance.  Non-U.S. GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP net income (loss) to Non-U.S. GAAP adjusted net income (loss):

GAAP to Non-GAAP Reconciliation

GAAP to Non-GAAP Reconciliation	Quarters Ended			Fiscal Years Ended
(Unaudited)	March 31, 2012	December 31, 2011	March 31, 2011	March 31, 2012	March 31, 2011
	(Amounts in thousands, except per share data)
Including adjustments (GAAP)
Net sales	$210,668	$218,795	$261,452	$984,833	$1,018,488

Net income (loss)	$(11,704)	$(27,771)	$21,065	$6,692	$63,044
Net income (loss) per share (basic)	$(0.26)	$(0.62)	$0.57	$0.15	$2.11
Net income (loss) per share (diluted)	$(0.26)	$(0.62)	$0.40	$0.13	$1.22

Excluding the following items (Non-GAAP)

Net income (loss)	$(11,704)	$(27,771)	$21,065	$6,692	$63,044
Adjustments:
ERP integration costs	2,772	1,812	658	7,707	1,915
Plant start-up costs	2,190	666	—	3,574	—
Stock-based compensation expense (recovery)	1,697	(797)	872	3,075	1,783
Restructuring charges	876	10,748	1,974	14,254	7,171
Acquisition related fees	866	—	—	1,476	—
Amortization included in interest expense	696	847	966	3,599	4,930
(Gain) loss on sales and disposals of assets	226	9	145	318	(1,261)
Net foreign exchange (gain) loss	(652)	303	(3,266)	919	(2,888)
Write down of long lived assets	—	15,786	—	15,786	—
Inventory write-downs	—	—	2,991	—	2,991
Registration related fees	—	—	581	281	1,531
Loss on early extinguishment of debt	—	—	—	—	38,248
Gain on licensing of patents	—	—	—	—	(2,000)
Income tax effect of non-GAAP adjustments (1)	(3,991)	398	(428)	(3,203)	(1,256)

Adjusted net income (loss) (excluding adjustments)	$(7,024)	$2,001	$25,558	$54,478	$114,208
Adjusted net income (loss) per basic share (excluding adjustments)	$(0.16)	$0.04	$0.69	$1.26	$3.83
Adjusted net income (loss) per diluted share (excluding adjustments)	$(0.16)	$0.04	$0.49	$1.04	$2.22

(1)          The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction, and includes the income tax affect of law changes related to the utilization of net operating loss carryforwards.

Adjusted EBITDA

Adjusted EBITDA represents net income (loss) before income tax expense (benefit), net interest expense, and depreciation and amortization expense, adjusted to exclude: write down of long-lived assets, restructuring charges, plant start-up costs, net foreign exchange gain/loss, stock-based compensation expense/recovery, gain/loss on sales and disposals of assets, ERP integration costs, registration related fees, acquisition related fees, gain on licensing of patents, loss on early extinguishment of debt and inventory write downs.  We use Adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other items excluded from Adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•                  it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•                  it does not reflect changes in, or cash requirements for, our working capital needs;

•                  it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•                  it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•                  it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•                  other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA only supplementally.

The following tables provide a reconciliation from U.S. GAAP net income (loss) to Adjusted EBITDA (amounts in thousands):

	Fiscal Year 2012
	Q1	Q2	Q3	Q4	Total
Net income (loss)	$31,849	$14,318	$(27,771)	$(11,704)	$6,692

Adjustments:
Income tax expense (benefit)	1,731	2,047	2,119	(4,145)	1,752
Interest expense, net	7,357	7,251	6,974	6,810	28,392
Depreciation and amortization expense	11,159	11,852	10,373	10,740	44,124
Stock-based compensation expense (recovery)	1,191	984	(797)	1,697	3,075
Restructuring charges	1,025	1,605	10,748	876	14,254
Registration related fees	204	77	—	—	281
ERP integration costs	1,205	1,918	1,812	2,772	7,707
(Gain) loss on sales and disposals of assets	123	(40)	9	226	318
Net foreign exchange (gain) loss	(123)	1,391	303	(652)	919
Acquisition related fees	610	—	—	866	1,476
Plant start-up costs	—	718	666	2,190	3,574
Write down of long lived assets	—	—	15,786	—	15,786
Adjusted EBITDA	$56,331	$42,121	$20,222	$9,676	$128,350

	Fiscal Year 2011
	Q1	Q2	Q3	Q4	Total
Net income (loss)	$(20,099)	$34,911	$27,167	$21,065	$63,044

Adjustments:
Income tax expense	1,275	593	625	211	2,704
Interest expense, net	7,437	7,250	7,728	7,542	29,957
Depreciation and amortization expense	14,510	14,132	12,661	11,629	52,932
Loss on early extinguishment of debt	38,248	—	—	—	38,248
Restructuring charges	1,792	2,303	1,102	1,974	7,171
Net foreign exchange (gain) loss	1,272	(2,679)	1,785	(3,266)	(2,888)
(Gain) loss on sales and disposals of assets	335	(1,770)	29	145	(1,261)
ERP integration costs	280	375	602	658	1,915
Stock-based compensation expense	149	333	429	872	1,783
Gain on licensing of patents	—	(2,000)	—	—	(2,000)
Registration related fees	—	—	950	581	1,531
Inventory write downs	—	—	—	2,991	2,991
Adjusted EBITDA	$45,199	$53,448	$53,078	$44,402	$196,127